SECURITIES AND EXCHANGE COMMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of Earliest Event Reported): August 31, 2001

                            SONICS & MATERIALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

0-20573                                     06-0854713
(Commission File Number)                    (I.R.S. Employer Identification No.)

                               53 Church Hill Road
                                   Newtown, CT
                    (Address of Principal Executive Offices)

                                      06470
                                   (Zip Code)
                                 (203) 270-4600
              (Registrant's Telephone Number, including area code)

Item 2. Acquisition or Disposition of Assets.

On August 31, 2001, Sonics & Materials, Inc. ("Sonics") sold to Acme Realty, a New York general partnership, for a purchase price of $4,000,000 cash, all that certain real property located at 53 Church Hill Road in the Town of Newtown, Fairfield County, Connecticut, together with all improvements, buildings and appurtenances thereon. In determining the amount and nature of consideration accepted for the property, Sonics considered a recent appraisal of the property, and well as the estimated gain to Sonics resulting from the sale.

Upon the completion of the sale, Sonics signed a ten year triple net lease with Acme Realty, with an option to renew the lease for two additional five year periods. Sonics presently occupies approximately 58,363 square feet of the building, and will remain in that space for the first year of the lease. Under the terms of the lease, Sonics will occupy approximately 44,500 square feet of the facility by the beginning of the second year of the lease.

Item 7. Financial Statements and Exhibits.

(b) Pro-forma financial information to reflect the disposition of the property located at 53 Church Hill Road, Newtown, Connecticut, is not currently available, and will be filed as soon as practicable, but within 60 days of September 14, 2001.


                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereuntoduly authorized.

                                          Sonics & Materials, Inc.
                                          (Registrant)


September 14, 2001                        /s/ Lauren H. Soloff
                                              ----------------
                                          Lauren H. Soloff
                                          Vice President, Corporate Secretary